EXHIBIT 16

                          Hill, Barth & King, Inc.
                        Certified Public Accountants

                                [Letterhead]


                                        February 14, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

      We have read and agree with the Comments of Item 4 of Form 8-K of FFY Financial Corp. dated February 14, 1996.



                                        /s/ HILL, BARTH & KING, INC.
                                            Hill, Barth & King, Inc.